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                                                                EXHIBIT h(25)(c)


                                 AMENDMENT NO. 2

                             PARTICIPATION AGREEMENT


     The Participation Agreement (the "Agreement"), dated December 3, 1997, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, Security Life of Denver Insurance Company, a Colorado life insurance company and ING America Equities, Inc., a Colorado corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:



                                   SCHEDULE A

-----------------------------------------------------------------------------------------------------------------------------
  FUNDS AVAILABLE UNDER THE                    SEPARATE ACCOUNTS                     CONTRACTS FUNDED BY THE SEPARATE
          POLICIES                            UTILIZING THE FUNDS                                ACCOUNTS
-----------------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund            Separate Account A1              o    THE EXCHEQUER VARIABLE ANNUITY
-----------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund             Separate Account L1              o    FIRST LINE VARIABLE UNIVERSAL LIFE
AIM V.I. Government Securities Fund                                             o    FIRST LINE II VARIABLE UNIVERSAL LIFE
                                                                                o    STRATEGIC ADVANTAGE VARIABLE
                                                                                         UNIVERSAL LIFE
                                                                                o    STRATEGIC ADVANTAGE II VARIABLE
                                                                                         UNIVERSAL LIFE
                                                                                o    VARIABLE SURVIVORSHIP UNIVERSAL
                                                                                         LIFE
-----------------------------------------------------------------------------------------------------------------------------



     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:   May 20, 1999




                                           AIM VARIABLE INSURANCE FUNDS, INC.



Attest: /s/ NANCY L. MARTIN                By: /s/ ROBERT H. GRAHAM
       -------------------------------        ---------------------------------
Name:  Nancy L. Martin                     Name:  Robert H. Graham
Title: Assistant Secretary                 Title: President


(SEAL)



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                                     SECURITY LIFE OF DENVER INSURANCE COMPANY



Attest: /s/ ERIC G. BANTA            By: /s/ GARY W. WAGGONER
       ---------------------------      -------------------------------------

Name:   Eric G. Banta                Name:  Gary W. Waggoner
     -----------------------------        -----------------------------------

Title:  Assistant Secretary          Title: Vice President
      ----------------------------         ----------------------------------

(SEAL)


                                     ING AMERICA EQUITIES, INC.



Attest: /s/ SHIRLEY A. KNARE         By: /s/ MARTHA K. EVANS
       ---------------------------      -------------------------------------

Name:  Shirley A. Knare              Name:  Martha K. Evans
     -----------------------------        -----------------------------------

Title: Actuarial Officer             Title: Vice President, Variable Operations
      ----------------------------         ----------------------------------



(SEAL)

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